Exhibit 99.1

February 11, 2025

Tong Ying Group

Room 2701, Gubei SOHO, Building 1

No. 188 Hongbaoshi Road

Hongqiao Road Street, Changning District

Shanghai, China, 201103

Telephone: +86 02162593828

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules, judicial interpretations and other legislations of the PRC effective as of the date hereof.

We are acting as PRC counsel to Tong Ying Group (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of certain number of ordinary shares (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 in relation to the Offering and (ii) the proposed listing of the Ordinary Shares on the Nasdaq Capital Market, or Nasdaq (the “Listing”).

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Subsidiaries (as defined below).

In giving this opinion, we have assumed without independent investigation that (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

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(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Subsidiaries in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by officials of Governmental Agencies duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company and the PRC Subsidiaries from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

In giving this opinion, we have assumed and have not verified the accuracy as to financial or auditing matters of each Document we have reviewed, and have relied upon opinions or reports issued by overseas legal advisers, auditors and reporting accountants of the Company.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions other than the PRC laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

(1)	“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

(2)	“Governmental Authorization” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

(3)	“CSRC” means the China Securities Regulatory Commission.

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(4)	“PRC Laws” means all applicable national, provincial and local laws, regulations, statutes, rules, notices, orders, decrees, judicial interpretations and subordinate legislations of the PRC currently in effect and publicly available on the date of this opinion.

(5)	“Overseas Listing Filing Rules” means, collectively, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, and No.1 to No.5 Supporting Guidance Rules, which were promulgated by CSRC on February 17, 2023 and came into effect on March 31, 2023.

(6)	“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round-Tripping Investment via Overseas Special Purpose Vehicles issued by State Administration of Foreign Exchange on July 4, 2014 and its implementing rules and guidelines.

(7)	“PRC Subsidiaries” means any and all PRC Subsidiaries as listed in Schedule I hereto.

(8)	“Registration Statement” means the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed by the Company with the SEC under the U.S. Securities Act of 1933 in relation to the Offering, including the preliminary prospectus, as amended or supplemented, that forms part of the registration statement.

(9)	“Material Adverse Effect” means a material adverse effect on the general affairs, managements, conditions (financial or otherwise), business, properties, results of operations, shareholders’ equity or business prospects of the Company or, taken as a whole, the PRC Subsidiaries.

(10)	“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)	Overseas Listing Filing Rules. Pursuant to the Overseas Listing Filing Rules, the Company is required to complete the filing procedure before the Offering. The Company has submitted a filing with the CSRC with respect to the Offering on May 28, 2024, and the filing is still subject to the further comments of the CSRC.

(2)	M&A Rules. On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly promulgated the M&A Rules, which became effective on September 8, 2006, as amended on June 22, 2009. Based on our understanding of the explicit provisions under the PRC Laws as of the date hereof, we are of the opinion that the approval by the CSRC under the M&A rules is not required to be obtained for the Offering. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Government Agency will take a view that is not contrary to or otherwise different from our opinion stated above.

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(3)	PRC Subsidiaries. Each of the PRC Subsidiaries has been duly incorporated and is validly existing under the PRC Laws, with full legal person status and its business license is in full force and effect; the articles of association of each of the PRC Subsidiaries, the business license and other constituent documents of each of the PRC Subsidiaries comply with the requirements of applicable PRC Laws, have been approved by the relevant PRC authorities and are in full force and effect. To our best knowledge after due and reasonable inquiry, the PRC Subsidiaries are not in violation of any provision of their respective organizational documents. None of the PRC Subsidiaries has taken any action nor had any steps taken, nor has legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Subsidiaries, nor has there been any suspension, withdrawal, revocation or cancellation of any of their respective business licenses.

Each of the PRC Subsidiaries has full legal right, power and authority and is qualified to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Registration Statement.

None of the PRC Subsidiaries is (a) in violation of its articles of association, business license, approval certificate (if any) or any other constitutional document (if any), (b) in breach of or default in the performance or observance of any binding agreements to which any of the PRC Subsidiaries is a party or by which it or any of its properties may be bound or affected, or (c) in violation of any applicable PRC Laws or decree, judgment, decision or order of any Governmental Agency, except in the case of (b) and (c) above, for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

To the best of our knowledge after due and reasonable inquiry, there are no legal, arbitral, administrative or governmental proceedings pending or threatened in the PRC to which any of the PRC Subsidiaries is a party or of which any property of any of the PRC Subsidiaries is the subject which, if determined adversely or such PRC Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

None of the PRC Subsidiaries is currently prohibited from paying any dividends on their equity interests, and all dividends and other distributions declared and payable in accordance with its articles of associations and PRC Laws in Renminbi, after full payment of all the applicable taxes and full allocation of statutory reserve fund under the PRC Laws, may be converted into foreign currency and transferred out of the PRC, provided that the remittance of such dividends and other distributions out of the PRC is subject to complying with the procedures required by the relevant PRC Laws relating to foreign exchange.

To the best of our knowledge after due and reasonable inquiry, (i) no labor dispute, work stoppage, slow down or other conflict with the employees of any of the PRC Subsidiaries exists and there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency against any of the PRC Subsidiaries on labor or employment matters is the subject which, if determined adversely to such PRC Subsidiaries, would have a Material Adverse Effect; and (ii) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope or restricting the use of any of the PRC Subsidiaries’ intellectual property rights in the PRC or alleging that any of the PRC Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any intellectual property rights of others in the PRC, except for situations which would not, individually or in the aggregate, result in a Material Adverse Effect.

To the best of our knowledge after due and reasonable inquiry, each of the PRC Subsidiaries has registered with the relevant PRC tax bureau and is not delinquent in the payment of any taxes due and there is no tax deficiency which might be assessed against it, and there is no material breach or violation by each of the PRC Subsidiaries of any applicable PRC tax law or regulation.

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To the best of our knowledge after due and reasonable inquiry, the Company has taken all necessary steps to ensure compliance by all of the Company’s direct or indirect shareholders who are deemed as PRC resident individuals and confirmed by the Company with Circular 37 in connection with such PRC resident individuals’ direct or indirect offshore round-tripping investment activities, including without limitation, requiring each such shareholder to complete registration and other procedures required under Circular 37.

(4)	Taxation. The statements made in the Registration Statement under the sections entitles “Taxation—PRC Taxation”, with respect to the PRC tax laws and regulation, are correct and accurate in all material respects.

(5)	Enforcement of Civil Liabilities. The statements made in the Registration Statement under the caption “Enforceability of Civil Liabilities”, with respect to PRC civil procedure laws and regulations or interpretations, are correct and accurate in all material respects.

(6)	PRC Laws. To the best of our knowledge after due and reasonable inquiry, the statements in the Registration Statement on the cover page and under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulations”, “Use of Proceeds”, “Taxation”, and “Legal Matters”, to the extent that they describe or summarize matters of the PRC Laws and regulations or interpretations, are true, accurate and correct in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

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(6)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due and reasonable inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Subsidiaries in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and Governmental Agencies.

(7)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. We also consent to the filing with the SEC of this Opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ V&T Law Firm (Shanghai Office)
V&T Law Firm (Shanghai Office)

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SCHEDULE I

PRC SUBSIDIARIES

No.	Company	Date of Incorporation	Percentage of Economic Ownership
1	Zhejiang Tongzhou Trading Co., Ltd (“WFOE”)	March 14, 2024	100% by Tong Ying Group Limited (Hong Kong), which is 100% owned by the Company
2	Shanghai Zhangyang Supply Chain Management Co., Ltd (“SH Zhang Yang”)	July 9, 2021	100% by the WFOE
3	Zhejiang Xinyu Trading Co., Ltd	April 10, 2020	100% by SH Zhang Yang

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